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                                                                     Exhibit 8.1


                        [SULLIVAN & CROMWELL LETTERHEAD]



                                                  March 29, 2001


UBS AG,
  Bahnhofstrasse 45,
    Zurich, Switzerland


Ladies and Gentlemen:

          We have acted as your counsel in connection with your Registration Statement, filed with the Securities and Exchange Commission on the date hereof.

          We hereby confirm to you that our opinion is as set forth under the caption "U.S. Tax Considerations" in the Prospectus included in the related Registration Statement, subject to the limitations set forth therein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "U.S. Tax Considerations" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.


                                                  Very truly yours,


                                                  /s/ Sullivan & Cromwell